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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Assured Guaranty Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
30 Woodbourne Avenue, Hamilton HM08 Bermuda (Address of principal executive offices)	(Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share (the "Common Shares")	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-111491    (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Common Shares to be registered hereunder is set forth under the captions "Description of Share Capital" and "Shares Eligible for Future Sale" in the registrant's registration statement on Form S-1, Registration No. 333-111491, filed with the Securities and Exchange Commission on December 23, 2004, as amended (the "Registration Statement"), which description is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.    Exhibits.

        None.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	/s/ James M. Michener
Date	April 15, 2004
By	James M. Michener *Print the name and title of the signing officer under his signature.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE